 Exhibit 32.01

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Michael Neufeld, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the amended Quarterly Report of Pegasi Energy Resources Corporation on Form 10-Q/A for the fiscal quarter ended March 31, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this amended Quarterly Report on Form 10-Q/A fairly presents in all material respects the financial condition and results of operations of Pegasi Energy Resources Corporation.

	By:	/s/ MICHAEL NEUFELD
Date: August 22, 2011	Name:	Michael Neufeld
	Title:	Chief Executive Officer

I, Richard Lindermanis, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the amended Quarterly Report of Pegasi Energy Resources Corporation on Form 10-Q/A for the fiscal quarter ended March 31, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this amended Quarterly Report on Form 10-Q/A fairly presents in all material respects the financial condition and results of operations of Pegasi Energy Resources Corporation.

	By:	/s/ RICHARD LINDERMANIS
Date: August 22, 2011	Name:	Richard Lindermanis
	Title:	Chief Financial Officer